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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Imperial Credit Industries, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Imperial Credit Industries, Inc. and subsidiaries of our report dated March 28, 1996, relating to the consolidated balance sheets of Imperial Credit Industries, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Imperial Credit Industries, Inc. Our report covering the aforementioned consolidated financial statements contains an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights."


                                               /s/ KPMG Peat Marwick LLP

                                               KPMG Peat Marwick LLP



Los Angeles, California
October 8, 1996